EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-170629, 333-179270, 333-187108, 333-194339, 333-200616, 333-203906, 333-206108, 333-209832, 333-215523, 333-216363, 333-223313, 333-226649 and 333-229979) and Form S-3 (No. 333-200008) of Inphi Corporation of our report dated March 2, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California

March 2, 2020